UCN REPORTS FOURTH QUARTER AND YEAR-END 2006 RESULTS

$15 Million inContact Revenue and Eighth Consecutive Quarter of inContact

Revenue Growth

Salt Lake City – March 12, 2007 – UCN, Inc. (OTCBB: UCNN), the leading provider of enterprise contact management software and hosted services, today announced financial results for the fourth quarter and year-end December 31, 2006.

FINANCIAL HIGHLIGHTS
FOURTH QUARTER

—	inContact® segment achieved its eighth consecutive quarter of record revenue growth, totaling $4.7 million, up 129% over $2.0 million in 2005
—	Gross Profit (a non-GAAP measure) contribution from inContact was $2.4 million compared to $873,000 for the same period in 2005
—	Consolidated gross profit margin improved by 7.8 percentage points to 38.5% over the same period in 2005.
—	EBITDA (a non-GAAP measure) was $217,000, which includes stock-based compensation of $132,000

FULL YEAR 2006

—	Record consolidated revenue of $82.8 million
—	Positive EBITDA of $622,000, which includes stock-based compensation of $558,000
—	inContact segment achieved revenue of $15.2 million for the year, an increase of 194% over 2005

FOURTH QUARTER FINANCIAL RESULTS

Consolidated revenue for the quarter decreased 14% to $19.0 million compared to $22.0 million for the same quarter in 2005. The decrease is primarily due to UCN’s decision to improve overall gross profit margin by discontinuing telecommunication services to a few large volume, low-margin customers during the second quarter of 2006, which affected each subsequent quarter’s results. Consolidated gross profit margin increased 7.8 percentage points to 38.5% during the quarter from 30.7% in the same period in 2005. UCN calculates gross profit by subtracting our costs of revenue from revenue, which is a non-GAAP measure because we do not include certain costs such as depreciation and amortization related to the production of our revenue in costs of revenue.

Consolidated net loss for the quarter was $1.8 million or 7 cents per share compared to a net loss of $2.8 million or 13 cents per share for the same period in 2005. This net loss includes: 1) continued investment in the inContact segment; 2) $1.8 million of depreciation and amortization for the quarter; and 3) $132,000 in stock-based compensation expense for the quarter.

Earnings before interest, taxes, depreciation and amortization (EBITDA) is a non-GAAP measure; however, management believes it provides important insight into UCN’s operating results. Included in our EBITDA of $217,000 for the quarter was stock-based compensation expense of $132,000.

The inContact segment revenue increased 129% to $4.7 million for the quarter compared to $2.0 million during the same period in 2005. The segment generated $2.4 million of gross profit and improved gross profit margin to 51.4% for the quarter compared to 42.9% in the same period in 2005. The inContact segment revenue for the quarter includes $3.4 million of related long distance voice and data services and approximately $1.3 million of inContact technology services. These services include automatic call distribution, interactive voice response, computer telephony integration, call recording, conferencing, call monitoring, and reporting. The inContact segment also includes revenues from customers using any inContact services, professional and set-up fees, as well as their long distance voice and data services.

YEAR END 2006 FINANCIAL RESULTS

Consolidated revenue for the year increased to a record $82.8 million compared to $81.6 million in 2005. This increase is primarily driven by revenue increases in our inContact segment and the Transtel acquisition during mid 2005. These increases were offset by UCN’s decision to improve overall gross profit margin by discontinuing telecommunication services to a few large volume, low-margin customers during the second quarter of 2006. Gross profit margin increased nearly two percentage points to 35.4% during the year from 33.6% in 2005.

Consolidated net loss for 2006 was $7.8 million or 32 cents per share, as compared to a net loss of $8.2 million or 40 cents per share for the same period in 2005. The net loss for the year includes: 1) continued investments in the promotion and development of inContact; 2) $7.5 million of depreciation and amortization; 3) $364,000 loss on early extinguishment of debt incurred during the second quarter of 2006; 4) $330,000 billing dispute in the first quarter of 2006; and 5) $558,000 of stock-based compensation. Our EBITDA of $622,000 for 2006, which includes stock-based compensation expense, increased significantly compared to negative EBIDTA of $302,000 in 2005.

The inContact segment revenue increased 194% to $15.2 million during 2006 compared to $5.2 million in 2005. The segment generated $7.6 million in gross profit and improved gross profit margin to 50.2% for 2006 compared to 48.9% in the same period in 2005. InContact segment revenue for the year includes $11.2 million of related long distance voice and data services and approximately $4.0 million of inContact technology services. The inContact segment also includes revenues from customers using any inContact services, as well as their long distance voice and data services.

Paul Jarman, UCN CEO, stated: “2006 was a great momentum building year for our inContact software business. We achieved our annual goal of $15 million of inContact segment revenue, and we did this while improving inContact gross profit margin from 43% in Q4 2005 to 51% in Q4 2006. This demonstrates our ability to grow both inContact revenue and gross profit margins simultaneously.

“We believe 2007 will be a great growth year for us. I am excited by the addition of two new products in the workforce optimization space and their contribution to our 2007 growth. Our goal is to continue to be a leader in providing an all-in-one, off-premises, on-demand solution addressing both the workforce optimization and call routing segments. We believe that leadership, combined with good financial results, will create a very exciting year for our shareholders.”

CONFERENCE CALL INFORMATION

UCN will host a conference call to discuss its fourth quarter and year end 2006 results later today at 2:30 PM Mountain (4:30 PM Eastern):

Dial-In Number: 1-888-238-1551
International: 1-973-582-2780
Conference ID #8520949

Call the conference telephone number 5-10 minutes prior to the start time. An operator will register your name and organization and ask you to wait until the call begins. If you have any difficulty connecting with the conference call please call the Liolios Group at (949) 574-3860.
A reply of the conference call will be available until 3/19/07 at
Toll -Free Reply number: 1-877-519-4471/ PIN 8520949
International Reply Number: 1-973-341-3080/ PIN 8520949
An internet audio recording will be available on the www.ucn.net/investors page for 12 months.

About UCN, Inc.

UCN, Inc. (OTCBB:UCNN) is the leading provider of all-in-one, off-premises contact center software delivered over the UCN network, which supports both traditional TDM and VoIP connectivity models. Without requiring the purchase of onsite hardware or software, the inContact platform delivers network routing, skills-based contact distribution (ACD), sophisticated interactive voice response (IVR), call recording and monitoring, a breadth of reporting tools, workforce optimization, customer satisfaction measurement and contact flow customization tools. As an on-demand product, inContact customers pay a monthly fee based on usage. For more information about UCN visit www.ucn.net.

Company Contact: Jan Johnson UCN, VP of Marketing 801-320-3263 jan.johnson@ucn.net	Investor Contact: Liolios Group Inc,. Scott Liolios or Ron Both 949-574-3860 scott@liolios.com

Safe Harbor Statement under the Private Securities Litigation Reform Act of 1995

All statements included in this press release, other than statements or characterizations of historical fact, are forward-looking statements. These forward-looking statements are based on our current expectations, estimates and projections about our industry, management's beliefs, and certain assumptions made by us, all of which are subject to change. Forward-looking statements can often be identified by words such as "anticipates," "expects," "intends," "plans," "predicts," "believes," "seeks," "estimates," "may," "will," "should," "would," "could," "potential," "continue," "ongoing," similar expressions, and variations or negatives of these words and include, but are not limited to, statements regarding projected results of operations and management’s future strategic plans. These forward-looking statements are not guarantees of future results and are subject to risks, uncertainties and assumptions that could cause our actual results to differ materially and adversely from those expressed in any forward-looking statement.

The risks and uncertainties referred to above include, but are not limited to, risks associated with our business model; our ability to develop or acquire, and gain market acceptance for new products, including our new sales and marketing and voice automation products, in a cost-effective and timely manner; the gain or loss of key customers; competitive pressures; our ability to expand operations; fluctuations in our earnings as a result of the impact of stock-based compensation expense; interruptions or delays in our hosting operations; breaches of our security measures; our ability to protect our intellectual property from infringement, and to avoid infringing on the intellectual property rights of third parties; and our ability to expand, retain and motivate our employees and manage our growth. Further information on potential factors that could affect our financial results is included in our Annual Report on Form 10-K, quarterly reports of Form 10-Q, and in other filings with the Securities and Exchange Commission. The forward-looking statements in this release speak only as of the date they are made. We undertake no obligation to revise or update publicly any forward-looking statement for any reason.

UCN, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(in thousands)

	December 31, 2006	December 31, 2005
ASSETS
Current assets:
Cash and cash equivalents	$4,559	$5,471
Restricted cash	10	651
Accounts and other receivables, net of allowance for uncollectible
accounts of $1,746 and $1,596, respectively	8,996	11,168
Other current assets	594	561

Total current assets	14,159	17,851

Property and equipment, net	4,810	5,225
Intangible assets, net	6,373	11,545
Other assets	617	822

Total assets	$25,959	$35,443

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Line of credit	$--	$3,328
Current portion of long-term debt and capital lease obligations	720	2,966
Trade accounts payable	8,350	11,104
Accrued liabilities	2,024	2,068
Accrued commissions	1,448	1,631

Total current liabilities	12,542	21,097

Long-term debt and capital lease obligations	6,523	5,511
Other long-term liabilities	46	247

Total liabilities	19,111	26,855

Total stockholders' equity	6,848	8,588

Total liabilities and stockholders' equity	$25,959	$35,443

UCN, INC.
CONSOLIDATED STATEMENTS OF OPERATIONS
(in thousands except per share data)

	Three months ended December 31,
	2006	2005
Revenue	$19,006	$21,973

Operating expenses:
Costs of revenue (excluding depreciation and amortization
included below)	11,684	15,219
Selling and promotion	3,500	3,554
General and administrative	3,279	3,566
Depreciation and amortization	1,835	2,085
Research and development	326	335

Total operating expenses	20,624	24,759

Loss from operations	(1,618)	(2,786)

Other income (expense):
Interest income	6	38
Interest expense	(228)	(360)

Total other expense	(222)	(322)

Net loss before income taxes	(1,840)	(3,108)

Income tax benefit (expense)	(3)	302

Net loss	(1,843)	(2,806)

Preferred dividends	--	--

Net loss applicable to common stockholders	$(1,843)	$(2,806)

Net loss per common share:
Basic and diluted	$(0.07)	$(0.13)

Weighted average common shares outstanding:
Basic and diluted	25,215	21,583

UCN, INC.
CONSOLIDATED STATEMENTS OF OPERATIONS
(in thousands except per share data)

	Year ended December 31,
	2006	2005
Revenue	$82,800	$81,587

Operating expenses:
Costs of revenue (excluding depreciation and amortization
included below)	53,455	54,203
Selling and promotion	14,048	13,141
General and administrative	13,064	13,243
Depreciation and amortization	7,457	7,197
Research and development	1,247	1,302

Total operating expenses	89,271	89,086

Loss from operations	(6,471)	(7,499)

Other income (expense):
Interest income	130	108
Interest expense	(1,056)	(1,058)
Loss on early extinguishment of debt	(364)	--

Total other expense	(1,290)	(950)

Net loss before income taxes	(7,761)	(8,449)

Income tax expense	(14)	302

Net loss	(7,775)	(8,147)

Preferred dividends	--	(38)

Net loss applicable to common stockholders	$(7,775)	$(8,185)

Net loss per common share:
Basic and diluted	$(0.32)	$(0.40)

Weighted average common shares outstanding:
Basic and diluted	24,390	20,669

Customer Segments:

UCN manages its business based on two customer segments: Telecom and inContact. The Telecom segment includes all voice and data long distance services provided to customers not utilizing any inContact services. The inContact segment includes revenues from customers using any inContact services as well as their long distance voice and data services. InContact services include automatic call distribution, interactive voice response, data storage, email, chat, computer telephony integration, call recording, conferencing and reporting.

For the three months ended December 31, 2006, inContact segment revenue of $4.7 million includes $3.4 million of related long distance voice and data services and $1.3 million of inContact technology services. For the three months ended December 31, 2005, inContact segment revenue of $2.0 million includes $300,000 of long distance voice and data services and $1.3 million of inContact technology services. Management will continue to evaluate the components of the inContact segment as future strategic initiatives are implemented.

UCN, INC.
Segment Revenue and Operating Loss
(in thousands)

	Three Months Ended December 31, 2006
	Telecom	inContact	Consolidated
Revenue	$14,345	$4,661	$19,006

Costs of revenue (excluding depreciation	9,420	2,264	11,684
and amortization included below)
Selling and promotion	1,861	1,639	3,500
General and administrative	2,063	1,216	3,279
Depreciation and amortization	1,279	556	1,835
Research and development	--	326	326

Loss from operations	$(278)	$(1,340)	$(1,618)

	Three Months Ended December 31, 2006
	Telecom	inContact	Consolidated
Revenue	$19,939	$2,034	$21,973

Costs of revenue (excluding depreciation	14,058	1,161	15,219
and amortization included below)
Selling and promotion	3,225	329	3,554
General and administrative	3,267	299	3,566
Depreciation and amortization	1,892	193	2,085
Research and development	--	335	335

Loss from operations	$(2,503)	$(283)	$(2,786)

For the year ended December 31, 2006, inContact segment revenue of $15.2 million includes $11.2 million of related long distance voice and data services and $4.0 million of inContact technology services. For the year ended December 31, 2005, inContact segment revenue of $5.2 million includes $3.9 million of long distance voice and data services and $1.3 million of inContact technology services. Management will continue to evaluate the components of the inContact segment as future strategic initiatives are implemented.

UCN, INC.
Segment Revenue and Operating Loss
(in thousands)

	Year Ended December 31, 2006
	Telecom	inContact	Consolidated
Revenue	$67,635	$15,165	$82,800

Costs of revenue (excluding depreciation	45,897	7,558	53,455
and amortization included below)
Selling and promotion	8,059	5,989	14,048
General and administrative	9,324	3,740	13,064
Depreciation and amortization	5,380	2,077	7,457
Research and development	--	1,247	1,247

Loss from operations	$(1,025)	$(5,446)	$(6,741)

	Year Ended December 31, 2005
	Telecom	inContact	Consolidated
Revenue	$76,433	$5,154	$81,587

Costs of revenue (excluding depreciation	51,570	2,633	54,203
and amortization included below)
Selling and promotion	12,313	828	13,141
General and administrative	12,487	756	13,243
Depreciation and amortization	6,368	829	7,197
Research and development	--	1,308	1,302

Loss from operations	$(6,305)	$(1,200)	$(7,499)

Reconciliation of Non-GAAP Measures:
"EBITDA," which is calculated as Earnings Before deductions for Interest, Taxes, Depreciation and Amortization, is not a measure of financial performance under generally accepted accounting principles (GAAP). EBITDA is provided for the use of the reader in understanding UCN's operating results and is not prepared in accordance with, nor does it serve as an alternative to GAAP measures and may be materially different from similar measures used by other companies. While not a substitute for information prepared in accordance with GAAP, we believe that this information is helpful for investors to more easily understand our operating financial performance. We also feel this measure may better enable an investor to form views of our potential financial performance in the future. This measure has limitations as an analytical tool, and investors should not consider EBITDA in isolation or as a substitute for analysis of our results prepared in accordance with GAAP.

Reconciliation of EBITDA to Net income (loss) applicable to common stockholders as it is presented on the Consolidated Statements of
Operations for UCN, Inc.
(in thousands)

	Three months ended December 31,
	2006	2005
Net loss applicable to common stockholders	$(1,843)	$(2,806)
Preferred stock dividend	--	--

Net loss	(1,843)	(2,806)

Depreciation and amortization	1,835	2,085
Interest income and expense, net	222	322
Income tax expense	3	(302)

EBITDA	217	(701)
Stock based compensation expenses	132	--

EBITDA less stock based compensation expenses	$349	$(701)

	Year ended December 31,
	2006	2005
Net loss applicable to common stockholders	$(7,775)	$(8,185)
Preferred stock dividend	--	(38)

Net loss	(7,775)	(8,147)

Depreciation and amortization	7,457	7,197
Interest income and expense, net	926	950
Income tax expense	14	(302)

EBITDA	622	(302)
Stock based compensation expenses	558	--

EBITDA less stock based compensation expenses	$1,180	$(302)

“Gross profit,” which is calculated by subtracting our costs of revenue from revenue, is not a measure of financial performance under generally accepted accounting principles (GAAP). Gross profit does not include certain costs such as depreciation and amortization related to the production of revenue in costs of revenue, which is a standard practice in the Telecom industry. Gross profit is provided for the use of the reader in understanding UCN's operating results and is not prepared in accordance with, nor does it serve as an alternative to GAAP measures and may be materially different from similar measures used by other companies. While not a substitute for information prepared in accordance with GAAP, we believe that this information is helpful for investors to more easily understand our operating financial performance. We also feel this measure may better enable an investor to form views of our potential financial performance in the future. This measure has limitations as an analytical tool, and investors should not consider gross profit in isolation or as a substitute for analysis of our results prepared in accordance with GAAP. During 2006 and 2005, we recorded approximately $3.0 million of depreciation and amortization related to the production of our revenue, which is not recorded in costs of revenue.